EXHIBIT 10


                           F O L E Y  &  L A R D N E R

                          A T T O R N E Y S  A T  L A W

   CHICAGO                       FIRSTAR CENTER                     SAN DIEGO
   JACKSONVILLE             777 EAST WISCONSIN AVENUE           SAN FRANCISCO
   LOS ANGELES           MILWAUKEE, WISCONSIN 53202-5367          TALLAHASSEE
   MADISON                  TELEPHONE (414) 271-2400                    TAMPA
   ORLANDO                  FACSIMILE (414) 297-4900         WASHINGTON, D.C.
   SACRAMENTO                                                 WEST PALM BEACH

                                October 23, 1995



   Leuthold Funds, Inc.
   100 North Sixth Street
   Suite 700A
   Minneapolis, Minnesota  55403

   Ladies and Gentlemen:

             We have acted as counsel for you in connection with the preparation of a Registration Statement on Form N-1A relating to the sale by you of an indefinite amount of shares of Class A Common Stock, $0.0001 par value, of Leuthold Funds, Inc. (such class of Common Stock being hereinafter referred to as the "Stock") in the manner set forth in the Registration Statement to which reference is made. In this connection we have examined: (a) the Registration Statement on Form N-1A including the Prospectus constituting a part thereof; (b) your Articles of Incorporation and Bylaws, as amended to date; (c) corporate proceedings relative to the authorization for issuance of the Stock; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

             Based upon the foregoing, we are of the opinion that the shares of Stock when sold as contemplated in the Registration Statement will be legally issued, fully paid and nonassessable.

             We hereby consent to the use of this opinion as an exhibit to the Form N-1A Registration Statement. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                                      Very truly yours,


                                      FOLEY & LARDNER